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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of Unify Corporation for the registration of 2,020,833 shares of its common stock and to the incorporation by reference therein of our report dated June 3, 2004, with respect to the 2003 and 2004 consolidated financial statements and schedule of Unify Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Sacramento, California April 27, 2005

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  EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm